NEWS RELEASE

	Contacts:	Dennard Rupp Gray & Easterly, LLC
Ken Dennard, Managing Partner
FOR IMMEDIATE RELEASE		Jack Lascar, Partner
(713) 529-6600
Anne Pearson, Sr. Vice President
(210) 408-6321

Hyperdynamics Receives Presidential Decree and Arrêté From Guinea Government

Houston, Texas, May 10, 2010 – Hyperdynamics Corporation (NYSE Amex: HDY) today announced that it has received from the government of the Republic of Guinea a Presidential Decree approving both the Production Sharing Contract (PSC), covering its offshore Guinea concession, and the PSC amendment signed on March 25.

"We are delighted that the Decree has been issued," Ray Leonard, Hyperdynamics' President and CEO, remarked at the conclusion of a meeting with Prime Minister Jean-Marie Dore.  "We can now concentrate our full energies on exploring for oil and gas in the contract area."

The Company also received a document, referred to as an arrêté, from the Ministry of Mines and Geology confirming the Government's approval of the assignment of a 23 percent participating interest in the PSC to Dana Petroleum.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration and production company that is exploring for oil and gas offshore the Republic of Guinea in West Africa.  To find out more, visit our website at www.hyperdynamics.com.

Forward Looking Statements

This news release and the Company's website referenced in this news release contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding Hyperdynamics Corporation's future plans and expected performance that are based on assumptions the Company believes to be reasonable. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may result", "will result", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. A number of risks and uncertainties could cause actual results to differ materially from these statements, including without limitation, funding and exploration efforts, fluctuations in oil and gas prices and other risk factors described from time to time in the Company's reports filed with the SEC, including the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009. The Company undertakes no obligation to publicly update these forward looking statements to reflect events or circumstances that occur after the issuance of this news release or to reflect any change in the Company's expectations with respect to these forward looking statements.

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